AMENDMENT TO COMMERCIAL COLLABORATION AGREEMENT

This Amendment to the COMMERCIAL COLLABORATION Agreement, dated as of December 9, 2022 (this “Amendment”), is entered into between CBRE, Inc. a Delaware corporation (“CBRE”), and Altus Power, LLC, a Delaware limited liability company (formerly Altus Power, Inc. “Altus”).
WHEREAS, Altus and CBRE entered into that certain Commercial Collaboration Agreement, dated as of July 12, 2021, (the “Agreement”); and
WHEREAS, Altus and CBRE desire to amend the Agreement on the terms set forth herein.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Altus and CBRE hereby agree as follows:
1.Amendment. Altus and CBRE hereby agree to replace Exhibit C of the Agreement with the Exhibit C attached hereto.
2.Continuing Agreement. Except as modified by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect and nothing in this Amendment shall constitute a waiver of any rights of either party under the Agreement, except as such rights are expressly modified hereby.
3.Miscellaneous.
1.Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all oral communications and prior writings (except as otherwise provided herein) with respect thereto.
2.Amendments. No amendment, modification or waiver in respect of this Amendment will be effective unless in a writing executed by each of the parties hereto.
3.Headings. The headings used in this Amendment are for convenience of reference only and shall not affect the construction of or be taken into consideration in connection with the interpretation of, this Amendment.
4.Execution in Counterparts. This Amendment may be executed in multiple counterparts and by separate parties in different counterparts, each of which shall be an original but all of which when taken together shall constitute but one agreement. The delivery of an executed counterpart to this Amendment by electronic means, including via email, shall be effective as the delivery of a manually executed counterpart.
5.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any provision thereof that would result in the application of the laws of another jurisdiction.

(Signature Page to Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Commercial Collaboration Agreement to be duly executed and delivered as of the date first above written.

CBRE, INC.	ALTUS POWER, LLC
By: /s/ Cash J. Smith Name: Cash J. Smith Title: President, CFO CBRE Acquisition Holdings, Inc	By: /s/ Lars Norell Name: Lars Norell Title: Co-CEO

EXHIBIT C

Altus Power, LLC (f/k/a Altus Power, Inc., “Altus”) and CBRE, Inc. (“CBRE”) Development Fee Approach

Objective – The Development Fee Approach encourages CBRE employees, including brokers, non-brokers and other employees (“CBRE Professionals”), to partner with Altus to bring Altus’ clean electrification solutions to CBRE’s client base throughout the U.S. and Europe. This approach will create a highly aligned environment to encourage efficient engagement between Altus and CBRE’s client base.

Qualified Referral – In order for a transaction to be eligible for compensation from Altus it must meet certain minimum requirements as a “Qualified Referral.” A Qualified Referral will be determined by Altus, and requires, at a minimum, the CBRE Professional to actively facilitate the initial and on-going communications between CBRE’s dedicated partnership team and/or Altus and the referral prospect (i.e., joint conference call, face-to-face meeting or referral contact information to allow direct communication) and support the overall interaction and follow up with the referral prospect through deal closing. If such referral property or client is already an existing Altus client, then Altus can determine at its discretion if such referral is a Qualified Referral. In addition, a transaction will be deemed a Qualified Referral when there is high certainty of closing, including actions such as Altus entering into a Power Purchase Agreement, Lease or Easement Agreement and/or receiving the Interconnection Services Agreement (if applicable) or PILOT Agreement (if applicable).

Development Agreement – For each Qualified Referral, the parties will execute an agreement in a form substantially similar to the Development Agreement as shown in Appendix I. The Development Agreement will be entered into between CBRE and the project-level entity associated with the Qualified Referral. The Development Agreement will define the development fee earned by CBRE and such fee may be between $0.015/watt to $0.030/watt depending on the business segment and teams of CBRE leaders involved. Altus will pay to CBRE the aggregated fees earned on a semi-annual basis and CBRE, at its discretion, will allocate those fees to employees and overhead associated with supporting the CBRE and Altus strategic partnership.

Miscellaneous – Notwithstanding anything herein or otherwise to the contrary, Altus shall not be obligated to provide any products or services to any potential customer referred by a CBRE Professional, and all pricing decisions related to the Altus products and services shall be made by Altus.

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